  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 23, 1997

                                                     REGISTRATION NO. 333-22447
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 3
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                               CUNO INCORPORATED
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------

        DELAWARE                     3569                    06-1159240
     (STATE OR OTHER     (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER
     JURISDICTION OF       CLASSIFICATION CODE NO.)      IDENTIFICATION NO.)
    INCORPORATION OR
      ORGANIZATION)

       400 RESEARCH PARKWAY, MERIDEN, CONNECTICUT 06450, (203) 237-5541 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                PAUL J. POWERS
                            CHIEF EXECUTIVE OFFICER
                               CUNO INCORPORATED
       400 RESEARCH PARKWAY, MERIDEN, CONNECTICUT 06450, (203) 237-5541
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                  COPIES TO:
    HERBERT S. WANDER, ESQ., P.C.                DEWEY B. CRAWFORD, ESQ.
       DAVID J. KAUFMAN, ESQ.                   GARDNER, CARTON & DOUGLAS
        KATTEN MUCHIN & ZAVIS                    321 NORTH CLARK STREET
       525 WEST MONROE STREET                    SUITE 3400-QUAKER TOWER
       CHICAGO, ILLINOIS 60661                   CHICAGO, ILLINOIS 60610
           (312) 902-5200                            (312) 644-3000

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [_]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO
SECTION 8(A), MAY DETERMINE.

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

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  Set forth below is an estimate of the approximate amount of fees and expenses (other than underwriting commissions and discounts) payable by the Registrant in connection with the issuance and distribution of the Common Stock pursuant to the Prospectus contained in this Registration Statement. The Registrant will pay all of these expenses.

                                                                     APPROXIMATE
                                                                       AMOUNT
                                                                     -----------
     Securities and Exchange Commission registration fee............  $ 10,716
     NASD filing fee................................................     4,037
     Nasdaq listing fee.............................................    17,500
     Accountants' fees and expenses.................................    25,000
     Blue Sky fees and expenses.....................................     5,000
     Legal fees and expenses........................................   110,000
     Transfer Agent and Registrar fees and expenses.................     5,000
     Printing and engraving expenses................................   110,000
     Miscellaneous expenses.........................................    12,747
                                                                      --------
       Total........................................................  $300,000
                                                                      ========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Article XII of the Registrant's Amended and Restated Certificate of Incorporation (the "Restated Certificate") provides that the Registrant may indemnify its directors, officers and employees to the full extent permitted by the General Corporation Law of the State of Delaware (the "DGCL"), such indemnification to be evidenced by an indemnification agreement, except that the Registrant shall not be obligated to indemnify any such person (i) with respect to proceedings, claims or actions initiated or brought voluntarily by any such person and not by way of defense or (ii) for any amounts paid in settlement of an action indemnified against by the Registrant without the prior written consent of the Registrant. The Registrant has entered into indemnity agreements with each of its directors. These agreements require the Registrant, among other things, to indemnify such directors against certain liabilities that may arise by reason of their status or service as directors, to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain directors' liability insurance if available on reasonable terms.

  In addition, Article XII of the Restated Certificate provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds or (iv) for any transaction from which the director derives an improper personal benefit.

  Reference is made to Section 145 of the DGCL, which provides for indemnification of directors and officers in certain circumstances.

  The Company has obtained a directors' and officers' liability insurance policy which entitles the Company to be reimbursed for certain indemnity payments it is required or permitted to make to its directors and officers.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

  None.

ITEM 16. EXHIBITS

  (a) Exhibits.

     1.   Form of Underwriting Agreement.
    *3.1  Amended and Restated Certificate of Incorporation of the Registrant.
    *3.2  Amended and Restated Bylaws of the Registrant.
  ***4.1  Specimen stock certificate representing Common Stock.
    *4.2  Registrant's Rights Agreement dated as of August 19, 1996.
  ***5.   Opinion of Katten Muchin & Zavis as to the legality of securities to be registered.
   *10.1  CUNO Incorporated Non-Employee Directors' Stock Option Plan.
   *10.2  CUNO Incorporated 1996 Stock Incentive Plan.
   *10.3  CUNO Incorporated Distributorship Agreement.
   *10.4  Distribution and Interim Services Agreement by and between CUNO In-
          corporated and Commercial Intertech Corp.
   *10.5  Tax Allocation Agreement by and between CUNO Incorporated and Commer-
          cial Intertech Corp.
   *10.6  Employee Benefits and Compensation Allocation Agreement by and be-
          tween CUNO Incorporated and Commercial Intertech Corp.
   *10.7  Employment Agreement dated December 3, 1993 between Commercial
          Intertech Corp. and Mark G. Kachur.
  **10.8  Termination and Change of Control Agreement dated October 1, 1996 be-
          tween CUNO Incorporated and Paul J. Powers.
  **10.9  Termination and Change of Control Agreement dated October 1, 1996 be-
          tween CUNO Incorporated and Mark G. Kachur.
  **10.10 Termination and Change of Control Agreement dated October 1, 1996 be-
          tween CUNO Incorporated and Michael H. Croft.
  **10.11 Termination and Change of Control Agreement dated October 1, 1996 be-
          tween CUNO Incorporated and Ronald C. Drabik.
  **10.12 Termination and Change of Control Agreement dated October 1, 1996 be-
          tween CUNO Incorporated and Timothy B. Carney.
  **10.13 Termination and Change of Control Agreement dated October 1, 1996 be-
          tween CUNO Incorporated and John A. Tomich.
 ***10.14 Credit Agreement dated October 1, 1996 between CUNO Incorporated and
          Mellon Bank, N.A.
 ***10.15 CUNO Incorporated Executive Management Incentive Plan.
 ***10.16 CUNO Incorporated Management Incentive Plan.
    10.17 Extension of Mark G. Kachur's Employment Agreement dated April 10,
          1997 between CUNO Incorporated and Mark G. Kachur.
  **21.   Subsidiaries of Registrant.
 ***23.1  Consent of Ernst & Young LLP.
 ***23.2  Consent of Katten Muchin & Zavis (contained in Exhibit 5).
 ***24.   Power of Attorney (included on the signature page of this registra-
          tion statement).

--------
  * Incorporated by reference to the Registrant's Registration Statement on Form 10, as amended, filed with the Securities and Exchange Commission on July 29, 1996.
 ** Incorporated by reference to the Registrant's Annual Report on Form 10-K filed with the Securities and Exchange Commission on January 23, 1997. *** Previously filed.

  (b) Financial Statement Schedule

    REPORT OF INDEPENDENT AUDITORS

    Schedule II--Valuation and Qualifying Accounts

  All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required or are inapplicable, and therefore have been omitted, or the required information is described in the Consolidated Financial Statements.

ITEM 17. UNDERTAKINGS

  The Registrant hereby undertakes:

    (1) For purposes of determining any liability under the Securities Act of 1933, as amended (the "Act") the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the applicable provisions of the DGCL, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF MERIDEN, STATE OF CONNECTICUT, ON THE 22ND DAY OF APRIL, 1997.

                                          CUNO Incorporated

                                                   /s/ Ronald C. Drabik
                                          By: _________________________________
                                                     Ronald C. Drabik
                                                Senior Vice President Chief
                                                     Financial Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON APRIL 22, 1997.

              SIGNATURE                               TITLE

                  *                     Chief Executive Officer and Chairman
-------------------------------------    of the Board (principal executive
           PAUL J. POWERS                officer)

                  *                     Senior Vice President and Chief
-------------------------------------    Financial Officer (principal
          RONALD C. DRABIK               financial and accounting officer)

                  *                     President, Chief Operating Officer
-------------------------------------    and Director
           MARK G. KACHUR

                  *                     Director
-------------------------------------
           JOEL B. ALVORD

                  *                     Director
-------------------------------------
          CHARLES L. COONEY

                  *                     Director
-------------------------------------
          NORBERT A. FLOREK

                  *                     Director
-------------------------------------
           JOHN M. GALVIN

                  *                     Director
-------------------------------------
         GERALD C. MCDONOUGH

                  *                     Director
-------------------------------------
          C. EDWARD MIDGLEY

*By:    /s/ Ronald C. Drabik            Director
-------------------------------------
-------------------------------------
          Ronald C. Drabik
    Attorney-in-Fact, Pursuant to

          Power of Attorney

                               INDEX TO EXHIBITS

 EXHIBITS
 --------
  1       Form of Underwriting Agreement.
  10.17   Extension of Mark G. Kachur's Employment Agreement dated April
          10, 1997 between CUNO Incorporated and Mark G. Kachur.